Exhibit 99.1

Courier Reports Second-Quarter Results

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--May 7, 2015--Courier Corporation (Nasdaq: CRRC), a leader in digital printing, publishing and content management in the United States, today announced financial results for the quarter ended March 28, 2015, the second quarter of its 2015 fiscal year.

Revenues in the quarter were $61 million, even with last year’s second quarter. For the quarter, the company reported a loss of $15.6 million or $1.37 per diluted share, including transaction costs of approximately $13 million, or $1.14 per diluted share, associated with the pending acquisition of Courier by R.R. Donnelley & Sons Company (Nasdaq: RRD) and the terminated agreement with Quad/Graphics, Inc. These costs include a $10 million termination fee paid to Quad/Graphics for which the company was reimbursed by R.R. Donnelley. For accounting purposes, the $10 million reimbursement will not be recognized in income until the transaction with R.R. Donnelley closes. Results also include $200,000, or $.01 per diluted share, of losses on foreign currency translation associated with a recently acquired Brazilian-based digital printer, as well as a net impairment charge of $434,000, or $.01 per diluted share, related to FastPencil, a business the company sold shortly after the close of the quarter. Excluding these costs, the second quarter loss was $2.4 million or $.21 per diluted share. In fiscal 2014, Courier reported a second-quarter loss from continuing operations of $2.6 million or $.23 per diluted share, which included a net impairment charge for FastPencil of $1.9 million, or $.17 per diluted share.

For the first six months of fiscal 2015, Courier revenues were $127 million, down 4% from $133 million last year. The loss for the fiscal year to date was $13.8 million or $1.22 per diluted share, including transaction costs of $13.8 million, or $.1.21 per diluted share, from the pending acquisition of Courier, foreign currency losses of $1.1 million, or $.06 per diluted share, and the second quarter net impairment charge. Excluding those items, year-to-date net income was approximately $800,000 or $.07 per diluted share. For the first six months of fiscal 2014, the company’s income from continuing operations was $263,000 or $.02 per diluted share, which included the net impairment charge of $1.9 million, or $.17 per diluted share, recorded in last year’s second quarter.

Details of these and other items, including reconciliations of non-GAAP measures to GAAP, can be found in the tables at the end of this release.

In the company’s book manufacturing segment, the second fiscal quarter has traditionally been its slowest due to seasonal variations in some of its markets. In addition, the timing of orders from several key customers depressed fiscal 2015’s second-quarter sales despite an increase in capacity utilization during the later portion of the quarter. In the company’s book manufacturing segment, sales for the quarter were up in the religious market, but down in the education and trade markets. In Courier’s publishing segment, revenues were down 7% from last year in the second quarter, but off less than 1% for the year to date.

“The second quarter of our fiscal year has often been challenging, and this year’s was no exception,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Sales to the religious market rebounded from a sharp drop in the previous quarter, but not enough to bring year-to-date results up to last year’s level. And in the education market, sales were off at every level from elementary and high school through college.

“There were, however, some positive developments as well. While the quarter was weak overall, business accelerated as the quarter progressed, and the trend continued into the current quarter, with April bookings up sharply from a year ago. In addition, this quarter marked the first time we incorporated results from Digital Page Grafica e Editora, our South American digital print operation, and its contribution was positive to both sales and operating income. And while our publishing segment reported a small loss for the quarter, it remains profitable for the year to date as it continues on the path of recovery from the challenges of the last several years.

“I am also pleased to report that, based on our solid cash flow and balance sheet, on April 29th Courier’s Board of Directors declared our regular quarterly dividend of $.21 per share.

“While continuing to press forward across all our existing areas of business, we are also preparing for new opportunities in conjunction with Courier’s pending acquisition by RR Donnelley under the agreement announced jointly by the two companies in February. We believe the transaction with RR Donnelley provides both superior value to Courier shareholders and important benefits to our customers and employees.”

The completion of the RR Donnelley transaction is subject to customary closing conditions, including approval of Courier’s shareholders. One of the conditions to closing was met on March 23rd with the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. With respect to shareholder approval, the company announced today that it will be holding a Special Meeting of Shareholders on Friday, June 5, 2015 and expects the transaction to close during the second quarter of calendar 2015.

In light of the pending acquisition by RR Donnelley, Courier will not be hosting a conference call in connection with its second-quarter results. In addition, the Company has discontinued its financial guidance, and Courier’s previous guidance for fiscal 2015 should therefore not be relied upon.

Book manufacturing: Order timing impacts sales and operating income

Courier’s book manufacturing segment reported second-quarter sales of $55.2 million, off marginally from $55.4 million last year. The segment’s operating loss was $2.7 million, versus a loss of $718,000 last year, principally due to lower sales in the education market and a less profitable mix of work. For the year to date, book manufacturing sales were $115 million, down 5% from $121 million in the first six months of fiscal 2014. For the first six months, operating income in the segment was $2.6 million, excluding foreign currency losses of $1.1 million, compared with $4.6 million in the same period last year.

The book manufacturing segment focuses on three key U.S. publishing markets: education, religion, and specialty trade. Sales to the education market were $17 million in the quarter, down from $21 million last year, with most of the decline attributable to lower sales of college textbooks. For the first six months of fiscal 2015, education sales were down 6% overall from a year ago, but college textbook sales were up 1%. Sales to the religious market were $18 million in the quarter, up 8% from last year, with sales to the company’s largest religious customer up 18% after an unusually slow first quarter. For the year to date, sales to this customer were down 13%, reflecting both the timing of individual orders and a long-standing pattern of quarter-to-quarter fluctuations. For the religious market as a whole, six-month sales were down 17%. Sales to the specialty trade market were $15 million, down 2% in the quarter and 1% for the year to date.

In addition to U.S. sales, Courier began incorporating revenues from its operations in Brazil into segment results for the quarter. The South American digital print business, which primarily serves the education market, contributed approximately $4 million to sales during the period.

Shortly after the close of the quarter, Courier completed the sale of its FastPencil subsidiary.

Publishing: segment remains profitable for the year despite slower second quarter

Courier’s publishing segment includes two businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets, and Research & Education Association (REA), a publisher of test preparation books and study guides.

Second-quarter revenues for the segment were $7.5 million, down 7% from $8.1 million in last year’s second quarter. Operating loss in the quarter was $141,000, versus income of $211,000 last year. For the first six months of fiscal 2015, publishing sales were $16.6 million, comparable to the same period last year. Despite the second-quarter loss, the segment remained modestly profitable for the year to date, with income of $117,000, versus a loss of $201,000 in the first half of last year. Major factors included previous cost containment measures and the growing success of Dover’s Creative Haven line of adult coloring books.

Dover entered this emerging category in 2013 and is now one of the leading providers, offering dozens of titles for purposes ranging from entertainment to patient therapy. Revenues have risen steadily, with sales doubling in the first six months of fiscal 2015.

About Courier Corporation

Courier Corporation is one of America’s major book manufacturers as well as a leader in digital printing, and content management in new and traditional media. It also publishes books under two brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

Additional Information and Where To Find It

This news release includes information relating to a proposed transaction between RR Donnelley and Courier. In connection with the proposed transaction, RR Donnelley has filed a proxy statement/prospectus with the SEC, which includes a final prospectus with respect to RR Donnelley shares to be issued in the proposed transaction and a definitive proxy statement of Courier with respect to the proposed transaction. This news release is not a substitute for the final proxy statement/prospectus or any other documents that RR Donnelley or Courier may file with the SEC or send to shareholders of Courier in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF COURIER ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY RR DONNELLEY OR COURIER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the final proxy statement/prospectus and other relevant documents filed or that will be filed by RR Donnelley or Courier with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the final proxy statement/prospectus and other relevant documents filed by RR Donnelley with the SEC are available free of charge on RR Donnelley's internet website at http://investor.rrd.com/sec.cfm or by contacting RR Donnelley's Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Courier with the SEC are available free of charge on Courier's internet website at www.courier.com or by contacting Courier Investor Relations at investorrelations@courier.com.

Participants in the Solicitation

RR Donnelley, Courier, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of Courier in connection with the proposed transaction. Information about the directors and executive officers of Courier is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended September 27, 2014, which was filed with the SEC on Form 10-K/A on January 26, 2015 and in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 17, 2015. Information about the directors and executive officers of RR Donnelley is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 15, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the final proxy statement/prospectus and other relevant materials to be filed with the SEC.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the business, strategy and plans of RR Donnelley and Courier, their expectations relating to the proposed transaction and their future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about RR Donnelley or Courier managements' beliefs and expectations, are forward-looking statements. Words such as "believes", "anticipates", "estimates", "expects", "intends", "aims", "potential", "will", "would", "could", "considered", "likely", "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley and Courier believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley's or Courier's control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley's and Courier's current expectations depending upon a number of factors affecting their businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of their businesses following such transaction. These factors include, among others, successful completion of the proposed transaction, the ability to implement plans for the integration of the proposed transaction and the receipt of required approvals for the proposed transaction, and such other risks and uncertainties detailed in RRD's and Courier's respective periodic public filings with the SEC, including but not limited to those discussed (i) under "Risk Factors" in RRD's Form 10-K for the fiscal year ended December 31, 2014, in RRD's subsequent filings with the SEC and in other investor communications of RRD from time to time and (ii) under "Risk Factors" in Courier's Form 10-K for the fiscal year ended September 27, 2014 and in Courier's subsequent filings with the SEC and in other investor communications of Courier from time to time. RR Donnelley and Courier do not undertake to and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

COURIER CORPORATION CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share amounts)

	SECOND QUARTER ENDED		YEAR TO DATE
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014

Net sales	$60,580	$60,580	$127,074	$132,840
Cost of sales	51,102	50,070	100,108	104,583

Gross profit	9,478	10,510	26,966	28,257

Selling and administrative expenses (1)	25,618	11,429	39,805	24,544
Impairment charge, net of reduction in
contingent consideration liability (2)	434	1,870	434	1,870

Operating income (loss)	(16,574)	(2,789)	(13,273)	1,843

Interest expense, net	691	108	828	283

Income (loss) before taxes	(17,265)	(2,897)	(14,101)	1,560

Income tax provision (benefit)	(1,709)	(339)	(341)	1,297

Income (loss) from continuing operations	($15,556)	($2,558)	($13,760)	$263

Loss from discontinued operations, net of tax	-	(812)	-	(986)

Loss	($15,556)	($3,370)	($13,760)	($723)

Net income (loss) per diluted share from:
Continuing operations	($1.37)	($0.23)	($1.22)	$0.02
Discontinued operations	-	(0.07)	-	(0.09)

Loss per diluted share	($1.37)	($0.30)	($1.22)	($0.06)

Cash dividends declared per share	$0.21	$0.21	$0.42	$0.42

Wtd. average diluted shares outstanding	11,335	11,314	11,305	11,299

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$55,224	$55,355	$114,869	$120,931
Publishing	7,548	8,128	16,563	16,713
Elimination of intersegment sales	(2,192)	(2,903)	(4,358)	(4,804)
Total	$60,580	$60,580	$127,074	$132,840

Operating income (loss):
Book Manufacturing	($2,700)	($718)	$1,535	$4,592
Publishing	(141)	211	117	(201)
Transaction costs on pending acquisition (1)	(13,015)	-	(13,815)	-
Impairment charge, net (2)	(434)	(1,870)	(434)	(1,870)
Stock based compensation	(274)	(385)	(639)	(743)
Intersegment profit	(10)	(27)	(37)	65
Total	($16,574)	($2,789)	($13,273)	$1,843

(1)	In the second quarter and first half of fiscal 2015, the Company recorded $13.0 million and $13.8 million, respectively, of transaction costs related to the pending acquisition of the Company by R. R. Donnelley & Sons Company ("RR
Donnelley"). These costs include a $10 million termination fee paid to Quad/Graphics, Inc. for which the Company was reimbursed by RR Donnelley. For accounting purposes, the $10 million reimbursement will not be recognized in income until the transaction with RR Donnelley closes, which is expected to occur in the second calendar quarter of 2015.

(2)	In the second quarter of fiscal 2015, the Company recorded a $1.7 million impairment charge representing the remainder of FastPencil's goodwill and other intangible assets, as well as eliminating the balance of the related contingent consideration liability of $1.3 million. The goodwill impairment and adjustment to the contingent consideration liability are not deductible for income tax purposes.

COURIER CORPORATION SEGMENT RESULTS OF OPERATIONS (Unaudited) (In thousands)

BOOK MANUFACTURING SEGMENT	SECOND QUARTER ENDED		YEAR TO DATE
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014

Net sales	$55,224	$55,355	$114,869	$120,931
Cost of sales	48,570	48,135	94,233	99,351

Gross profit	6,654	7,220	20,636	21,580

Selling and administrative expenses	9,354	7,938	19,101	16,988

Operating income (loss)	($2,700)	($718)	$1,535	$4,592

PUBLISHING SEGMENT	SECOND QUARTER ENDED		YEAR TO DATE
	March 28, 2015	March 29, 2014	March 28, 2015	March 29, 2014

Net sales	$7,548	$8,128	$16,563	$16,713
Cost of sales	4,715	4,809	10,198	10,100

Gross profit	2,833	3,319	6,365	6,613

Selling and administrative expenses	2,974	3,108	6,248	6,814

Operating income (loss)	($141)	$211	$117	($201)

COURIER CORPORATION CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In thousands)

	March 28, 2015	September 27, 2014
ASSETS

Current assets:
Cash and cash equivalents	$1,646	$4,144
Investments	1,129	1,024
Accounts receivable	35,582	48,200
Inventories	46,239	38,239
Deferred income taxes	4,007	4,021
Other current assets	8,419	4,374
Total current assets	97,022	100,002

Property, plant and equipment, net	80,869	83,145
Goodwill and other intangibles	28,230	18,826
Prepublication costs	5,393	5,711
Long-term investments	2,629	6,429
Other assets	2,880	2,403

Total assets	$217,023	$216,516

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$4,941	$2,618
Accounts payable	14,274	11,124
Accrued taxes	1,128	1,051
Termination fee reimbursement	10,000	-
Other current liabilities	16,949	17,528
Total current liabilities	47,292	32,321

Long-term debt	29,409	30,347
Deferred income taxes	1,857	1,286
Other liabilities	7,990	8,146

Total liabilities	86,548	72,100

Total stockholders' equity	130,475	144,416

Total liabilities and stockholders' equity	$217,023	$216,516

COURIER CORPORATION CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	For the Six Months Ended
	March 28, 2015	March 29, 2014

Operating Activities:
Net income (loss)	($13,760)	($723)
Adjustments to reconcile net income (loss) to
cash provided from operating activities:
Depreciation and amortization	12,157	13,092
Stock-based compensation	639	743
Impairment charge	1,742	4,500
Change in fair value of contingent consideration	(1,415)	(2,280)
Change in fair value of loans receivable	581	-
Change in fair value of derivative	(161)	-
Deferred income taxes	(564)	(282)
Termination fee reimbursement	10,000	-
Changes in working capital	825	(1,045)
Other long-term, net	(533)	91

Cash provided from operating activities	9,511	14,096

Investment Activities:
Capital expenditures	(3,199)	(7,532)
Acquisition of business, net of cash	(482)	-
Prepublication costs	(1,255)	(1,479)
Proceeds on disposition of assets	275	-
Loan receivable and other investments	(605)	(4,917)
Life insurance proceeds	-	387

Cash used for investment activities	(5,266)	(13,541)

Financing Activities:
Long-term debt borrowings (repayments), net	(2,745)	8,506
Cash dividends	(4,828)	(4,842)
Proceeds from stock plans	943	175

Cash provided from (used for) financing activities	(6,630)	3,839

Effect of exchange rate on cash	(113)	-

Increase (decrease) in cash and cash equivalents	($2,498)	$4,394

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income (loss) from continuing operations	($13,760)	$263
Income tax provision (benefit)	(341)	1,297
Interest expense, net	828	283
Depreciation and amortization	12,157	13,092
EBITDA	($1,116)	$14,935
Impairment charge	1,742	4,500
Change in fair value of contingent consideration	(1,415)	(2,280)
Losses on foreign currency exchange	1,070	-
Transaction costs on pending acquisition	13,815	-
Adjusted EBITDA	$14,096	$17,155

COURIER CORPORATION OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited) (In thousands, except per share amounts)

	Quarter Ended March 28, 2015				Year To Date March 28, 2015
	Income	Income		Net Income	Income	Income		Net Income
	(Loss)	Tax	Net	(Loss)	(Loss)	Tax	Net	(Loss)
	Before	Provision	Income	per Diluted	Before	Provision	Income	per Diluted
	Taxes	(Benefit)	(Loss)	Share	Taxes	(Benefit)	(Loss)	Share

GAAP basis measures	($17,265)	($1,709)	($15,556)	($1.37)	($14,101)	($341)	($13,760)	($1.22)

Transaction costs (1)	13,015	127	12,888	1.14	13,815	127	13,688	1.21
Loss on foreign currency exchange (2)	200	69	131	0.01	1,070	371	699	0.06
Impairment charge, net (3)	434	265	169	0.01	434	265	169	0.01

Non-GAAP measures	($3,616)	($1,248)	($2,368)	($0.21)	$1,218	$422	$796	$0.07

	Quarter Ended March 29, 2014 (5)				Year To Date March 29, 2014 (5)
	Income	Income		Net Income	Income	Income		Net Income
	(Loss)	Tax	Net	(Loss)	(Loss)	Tax	Net	(Loss)
	Before	Provision	Income	per Diluted	Before	Provision	Income	per Diluted
	Taxes	(Benefit)	(Loss)	Share	Taxes	(Benefit)	(Loss)	Share

GAAP basis measures	($2,897)	($339)	($2,558)	($0.23)	$1,560	$1,297	$263	$0.02

Impairment charge, net (4)	1,870	-	1,870	0.17	1,870	-	1,870	0.17

Non-GAAP measures	($1,027)	($339)	($688)	($0.06)	$3,430	$1,297	$2,133	$0.18

BOOK MANUFACTURING SEGMENT	Quarter Ended March 28, 2015				Year To Date March 28, 2015
	GAAP Basis	Non-Recurring	Non-GAAP		GAAP Basis	Non-Recurring	Non-GAAP
	Measures	Items (2)	Measures		Measures	Items (2)	Measures

Net sales	$55,224	-	$55,224		$114,869	-	$114,869
Cost of sales	48,570	-	48,570		94,233	-	94,233

Gross profit	6,654	-	6,654		20,636	-	20,636

Selling and administrative expenses	9,354	(200)	9,154		19,101	(1,070)	18,031

Operating income	($2,700)	$200	($2,500)		$1,535	$1,070	$2,605

(1)	In the second quarter and first half of fiscal 2015, the Company recorded $13.0 million and $13.8 million, respectively, of transaction costs related to the pending acquisition of the Company by R. R. Donnelley & Sons Company ("RR Donnelley"). These costs include a $10 million termination fee paid to
Quad/Graphics, Inc. for which the Company was reimbursed by RR Donnelley. For accounting purposes, the $10 million reimbursement will not be recognized in income until the transaction with RR Donnelley closes, which is expected to occur in the second calendar quarter of 2015.
(2)	Loss on foreign currency exchange related to Digital Page, a Brazilian printer acquired in November 2014.
(3)	In the second quarter of fiscal 2015, the Company recorded a $1.7 million impairment charge representing the remainder of FastPencil's goodwill and other intangible assets, as well as eliminating the balance of the related contingent consideration liability of $1.3 million. The goodwill impairment and adjustment to the contingent consideration liability are not deductible for income tax purposes.
(4)	In the second quarter of fiscal 2014, the Company recorded a $4.5 million impairment charge related to FastPencil's goodwill, as well as a reduction in the related contingent consideration liability of $2.6 million. Both adjustments are non-cash and not deductible for income tax purposes.
(5)	Results for fiscal 2014 are from continuing operations.

CONTACT:
Investor and Media Contact:
Courier Corporation
Peter M. Folger, +1-978-251-6000
Senior Vice President and Chief Financial Officer
investorrelations@courier.com